Exhibit 10.53

Loan No. 00148003T0I

MULTIPLE ADVANCE TERM PROMISSORY NOTE

THIS MULTIPLE ADVANCE TERM PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement dated May 22, 2023 (such agreement, as may be amended, hereinafter referred to as the "Credit Agreement"), is entered into as of May 22, 2023 between COBANK, ACB, a federally-chartered instrumentality of the United States ("Lender") and PINELANDS WATER COMPANY, Iselin, New Jersey, a corporation (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

SECTION 1.       MULTIPLE ADVANCE TERM COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower from time to time during the period set forth below in an aggregate principal amount not to exceed a$3,900,000.00 (the "Commitment"). Under the Commitment, amounts borrowed and later repaid may not be re-borrowed.

SECTION 2.       PURPOSE The purpose of the Commitment is to finance capital expenditures and closing costs, and refinance intercompany debt and payables.

SECTION 3.       TERM. The term of the Commitment will be from the date hereof, up to 12:00 p.m. Denver, Colorado time on October 20, 2023, or on such later date as Lender may, in its sole discretion, authorize in writing (the "Term Expiration Date").

SECTION 4.       LIMITS ON ADVANCES, AVAILABILITY, ETC.  The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.       INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)       Weekly Quoted Variable Rate. At a rate per annum equal at all times to the rate of interest established by Lender on the first Business Day of each week. The rate established by Lender will be effective until the first Business Day of the next week. Each change in the rate will be applicable to all balances subject to this option and information about the then current rate will be made available upon telephonic request.

(B)       Quoted Rate. At a fixed rate per annum to be quoted by Lender in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Lender in its sole discretion in each instance, provided that: (1) the minimum fixed period will be 365 days; (2) amounts may be fixed in an amount not less than $100,000.00; and (3) the maximum number of fixes in place at any one time will be five.

The Borrower will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. If the Borrower fails to elect an interest rate option, interest will accrue at the variable interest rate option. Upon the expiration of any fixed rate period, interest will

PINELANDS WATER COMPANY

Iselin, New Jersey

Promissory Note No. 00148003T01

automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein will be made telephonically or in writing and must be received by 12:00

p.m. Denver, Colorado time. Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the fol1owing month or on such other day as Lender will require in a written notice to the Borrower ("Interest Payment Date").

SECTION 6.       PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans in 228 consecutive, monthly installments, payable on the 20th day of each month, with the first installment due on May 20, 2024, and the last installment due on April 20, 2043. The amount of each installment will be the same principal amount that would be required to be repaid if the loan(s) were scheduled to be repaid in level payments of principal and interest and such schedule was calculated utilizing the rate of interest in effect on the Term Expiration Date. Principal due on the first payment date will constitute a month's amortization, regardless of any partial month's interest due in accordance with the provisions set forth herein.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.       PREPAYMENT. Subject to the broken funding surcharge provision of the Credit Agreement, the Borrower may, on one Business Day's prior written notice, prepay all or any portion of the loan(s). Unless otherwise agreed by Lender, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as Lender will specify.

SECTION 8.       SECURITY. The Borrower's obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.

SECTION 9.       FEES.

(A)       Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.150% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SIGNATURE PAGE FOLLOWS

PINELANDS WATER COMPANY

Iselin, New Jersey

Promissory Note No. 00148003T01

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

PINELANDS WATER COMPANY

By:	/s/ Robert J. Capko
Name:	Robert J. Capko
Title:	Controller

PINELANDS WATER COMPANY

Iselin, New Jersey

Promissory Note No. 00148003T01

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK,ACB

By:	/s/ Christen Spencer
Name:	Christen Spencer
Title:	Assistant Corporate Secretary

4